SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 30, 2014

KKR FINANCIAL HOLDINGS LLC

(Exact name of registrant as specified in its charter)

Delaware	001-33437	11-3801844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 California Street, 50th Floor San Francisco, CA	94104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 315-3620

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 30, 2014, William Janetschek, Michael McFerran, Richard Kreider, John McGlinchey and Jonathan Thomas were appointed to the Board of Directors (the “Board”) of KKR Financial Holdings LLC (the “Company”), and Scott Nuttall and Craig Farr resigned from the Board.

Messrs. Janetschek and McFerran are currently employees of Kohlberg Kravis Roberts & Co. L.P. and/or its affiliates (collectively, “KKR”).  Mr. Janetschek is the Chief Financial Officer of the general partner of KKR & Co. L.P., and Mr. McFerran is the Chief Operating Officer and Chief Financial Officer of the Company.

Messrs. Kreider and McGlinchey are currently retired, and Mr. Thomas is currently the Chief Financial Officer of Jakov P. Dulcich & Sons.  Messrs. Kreider, McGlinchey and Thomas were formerly employees of KKR.

It is expected that the Company will pay each of Messrs. Kreider, McGlinchey and Thomas an annual cash retainer of $10,000.

As of May 30, 2014, each member of the Board (the “Indemnitee”) entered into an Indemnification Agreement (each, an “Indemnification Agreement”) with the Company. Each Indemnification Agreement provides that the Indemnitee, subject to the limitations set forth in each Indemnification Agreement, shall be indemnified and held harmless by the Company on an after tax basis from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals, in which the Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of being or having been or having agreed to serve as a member of the Board, or while serving as a member of the Board, being or having been serving or having agreed to serve at the request of the Company as a director, officer, employee or agent (which, for purposes hereof, shall include a trustee, partner or manager or similar capacity) of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, whether arising from acts or omissions to act occurring on, before or after the date of such Indemnification Agreement. Each Indemnification Agreement provides that the Indemnitee shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by an arbitral tribunal or court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to the Indemnification Agreement, the Indemnitee acted in bad faith or engaged in fraud or willful misconduct.

Each Indemnification Agreement also provides for the advancement of expenses incurred by the Indemnitee who is indemnified under the Indemnification Agreement by the Company, subject to certain conditions.

The description of the Indemnification Agreement is qualified in its entirety by reference to the Form of Indemnification Agreement that is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01                   Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description of Document
10.1	Form of Indemnification Agreement by and among each member of the Board of Directors and the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KKR FINANCIAL HOLDINGS LLC

Date: May 30, 2014	/s/ Nicole J. Macarchuk
Nicole J. Macarchuk General Counsel

EXHIBIT INDEX

Exhibit Number	Exhibit Description
10.1	Form of Indemnification Agreement by and among each member of the Board of Directors and the Company